UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 17, 2018

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Commission file number 001-15955

Colorado	84-0826324

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 Lawrence St., Ste. 1200 Denver, Colorado	80202

(Address of principal executive offices)	(Zip Code)

(303) 312 - 3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Long-Term Incentive Compensation Package

On January 17, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of CoBiz Financial Inc. (the “Company”) adopted a new long-term incentive (“LTI”) component to the compensation packages of such of the Company’s executive officers as determined from time to time in the discretion of the Committee.  Under the LTI, each participating executive is awarded performance stock units (the “PSUs”) with vesting based on the attainment of corporate performance goals beginning January 1, 2018 and ending December 31, 2020 (the “Performance Period”).  Upon vesting, each PSU will be exchanged for one share of the Company’s common stock. Each of the LTI awards are subject to the terms and conditions of the Amended and Restated CoBiz Financial Inc. 2005 Equity Incentive Plan (the “Plan”).

The LTI awards are subject to two performance goals: (1) average annual earnings per share growth (“EPS Growth”); and (2) average annual return on assets growth (measured relative to a peer group of the Company) (“ROA Growth”).  Awards will be granted at specified target levels (the “Target”), with performance dictating the amount of the award that will vest (if any) upon completion of the Performance Period.  If performance does not satisfy the specified threshold for EPS Growth and ROA Growth (each, a “Threshold”), no portion of the award will vest.  If performance satisfies each Threshold criteria, then the percentage on the schedule below at the intersection of the EPS Growth performance and the ROA Growth performance will be the percentage of the award that will vest (i.e., between 50% and 150% of the award will vest depending on EPS Growth performance and ROA Growth Performance).  Performance in between Threshold and Target, and Target and Maximum levels, will result in pro-rata vesting based on a straight-line interpolation of the results.

	EPS - average annual growth		Percentage of Target PSUs Earned
Max	15%	0%	100%	115%	125%	138%	150%
	13.5%	0%	88%	103%	113%	125%	138%
Target	12%	0%	75%	90%	100%	113%	125%
	10%	0%	65%	80%	90%	103%	115%
Threshold	9%	0%	50%	65%	75%	88%	100%
	< 9%	0%	0%	0%	0%	0%	0%
Average annual ROA growth relative to peer group- by percentile		<25th	25th -40th	41st-60th	61st-75th	76th-90th	>90th
			Threshold

Unless otherwise determined by the Committee, all LTI awards are forfeited if the participating executive separates from Service (as defined in the Plan) prior to the completion of the Performance Period.  Upon a change in control (as defined in the Plan), unless otherwise determined by the Committee, the Performance Period will be cut short and performance will be measured over the truncated Performance Period, with the amount of the awards vesting determined based on actual performance in the truncated Performance Period.

LTI Awards to Certain Executive Officers

On January 17, 2018, the Committee made the following LTI awards to the executive officers indicated below:

Executive Officer	Target RSU Award (in shares)
Steven Bangert	24,520

Lyne Andrich	14,712

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CoBiz Financial Inc.
(Registrant)
Date: January 23, 2018
/s/ Lyne Andrich
Lyne Andrich
EVP, CFO & COO